                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          BRYN MAWR BANK CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          BRYN MAWR BANK CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                           BRYN MAWR BANK CORPORATION

                              801 LANCASTER AVENUE
                       BRYN MAWR, PENNSYLVANIA 19010-3396

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 18, 1995

To Our Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the "Corporation") will be held at The American College, 270 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania on Tuesday, April 18, 1995, at 2:00 P.M., for the following purposes:

    1. To elect three directors to serve four year terms and until their successors are duly elected and take office.

    2. To consider and act on a proposal to adopt a Bryn Mawr Bank Corporation Non-Employee Directors Stock Option Plan.

    3. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 1995.

  In their discretion the proxies are authorized to act upon such other matters as may properly come before the meeting. Reference is made to the accompanying Proxy Statement for details with respect to the foregoing matters. Only shareholders of record at the close of business on March 3, 1995, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

                                          By Order of the Board of Directors
                                           of Bryn Mawr Bank Corporation

                               [SIGNATURE OF SAMUEL C. WASSON, JR. APPEARS HERE]

                                          Samuel C. Wasson, Jr.
                                                Secretary

Bryn Mawr, Pennsylvania
March 10, 1995

IMPORTANT NOTICE

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ANY SHAREHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE FOR ANY PURPOSE. ANY SHAREHOLDER WHO IS PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY PRIOR TO ITS USE FOR ANY PURPOSE AND VOTE IN PERSON.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                      PAGE NO.
                                                                      --------
Introduction.........................................................     1
  Matters to be Considered at the Annual Meeting of Shareholders.....     1
  Date, Time and Place of Annual Meeting.............................     1
  Record Date and Voting.............................................     1
  Other Matters......................................................     2
Security Ownership of Certain Beneficial Owners......................     2
The Corporation's and Bank's Boards of Directors.....................     2
  General Information About the Corporation's and Bank's Boards of
   Directors.........................................................     2
  Information About Committees of the Corporation's Board of
   Directors.........................................................     3
  Meetings of Corporation's Board and its Committees.................     3
  Information About Committees of the Bank's Board of Directors......     4
  Meetings of Bank's Board and its Committees........................     4
  Boards of Directors Compensation...................................     4
Biographical Information About Corporation's Directors--Information
 About Security Holdings of Corporation's Directors and of the
 Corporation's Directors and Executive Officers as a Group...........     5
Corporation's and Bank's Executive Officers..........................     7
Executive Compensation...............................................     8
  General Disclosure Considerations Concerning Executive
   Compensation......................................................     8
  Executive Compensation.............................................     8
  Summary Compensation Table.........................................     9
  Change of Control Agreements.......................................    10
  Stock Option Tables................................................    11
  Stock Option and Stock Appreciation Rights Plan....................    12
  Executive Deferred Bonus Plan......................................    13
  Pension Plan.......................................................    13
  Supplemental Employee Retirement Plan..............................    14
  Bryn Mawr Bank Corporation Thrift and Savings Plan.................    14
  Certain Relationships and Related Transactions.....................    15
Stock Price Performance Graph........................................    15
Compensation Committee Report........................................    16
  Executive Compensation Policy Principles...........................    16
  Salary Compensation and Fringe Benefits............................    16
  Bonus Awards.......................................................    16
  Stock Options......................................................    17
  Factors and Criteria on which President's Compensation was based in
   1994..............................................................    17
  The Compensation Committees........................................    18
Proposal 1--Election of Directors....................................    19
  Nominees for Directors.............................................    19
Proposal 2--To consider and act on a proposal to adopt a Bryn Mawr
 Bank Corporation Non-Employee Directors Stock Option Plan...........    20
  Background.........................................................    20
  Outside Directors Interest.........................................    20
  Summary of the Plan................................................    20
  Administration of Directors Stock Option Plan......................    20
  Purpose............................................................    20
  Eligibility........................................................    20
  Stock Options......................................................    20
  Price of Options--Exercise Period..................................    21
  Federal Income Tax Consequences of Stock Options...................    21
  Effective Date of Plan.............................................    21
Proposal 3--Ratification of Appointment of Independent Certified
 Public Accountants..................................................    22
Other Business.......................................................    22
Shareholder Proposals for 1996.......................................    22
Additional Information...............................................    23

                                PROXY STATEMENT
                           FOR THE ANNUAL MEETING OF
                           BRYN MAWR BANK CORPORATION
                                 TO BE HELD ON
                                 APRIL 18, 1995

                                  INTRODUCTION

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (the "Corporation") in connection with the solicitation of proxies by the Corporation for use at the Corporation's Annual Meeting of Shareholders to be held on Tuesday, April 18, 1995, at 2:00 P.M., or any adjournment or postponement thereof (the "Annual Meeting"). At the Annual Meeting, the shareholders will consider and vote upon (1) the election of three directors to serve for a term of four years each and until the Annual Meeting in 1999 or until their successors are elected and take office; (2) to consider and act on a proposal to adopt a Bryn Mawr Bank Corporation Non-Employee Directors Stock Option Plan and (3) to ratify the appointment of Coopers & Lybrand L.L.P. as the independent certified public accountants for the Corporation for the year 1995. The proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The approximate date upon which this Proxy Statement and the Proxy are to be mailed to shareholders is March 10, 1995. The address of the executive office of the Corporation is 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

DATE, TIME AND PLACE OF ANNUAL MEETING

  The Annual Meeting will be held on Tuesday, April 18, 1995, at 2:00 P.M., at The American College, 270 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania.

RECORD DATE AND VOTING

  The Board of Directors of the Corporation has fixed the close of business on March 3, 1995 as the date for determining holders of record of Corporation's Common Stock, par value $1.00 per share, entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record is entitled to one vote per share on the matters to be considered at the Annual Meeting.

  The holders of a majority of the outstanding shares of Corporation's Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of March 3, 1995, there were 1,093,690 shares of Corporation's Common Stock outstanding.

  Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies unless such proxies have previously been revoked. Each properly executed proxy on which no voting directions are indicated will be voted in favor of the adoption of the proposals recommended by management of the Corporation, and in the discretion of the proxy agents as to any other matters which may properly come before the Annual Meeting. A proxy may be revoked by a shareholder at any time prior to its use for any purpose by giving written notice of such revocation to Samuel
C. Wasson, Jr., the Secretary of the Corporation, at the executive office of the Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396 or by appearing in person at the Annual Meeting and asking to withdraw the proxy prior to its use for any purpose so that the shareholder can vote in person. A later dated proxy revokes an earlier dated proxy.

  The Corporation does not know at this time of any business, other than that stated in this Proxy Statement, which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxy agents will vote in accordance with their best judgment.

OTHER MATTERS

  The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegram, by the directors, officers and employees of the Corporation and by the Corporation's wholly-owned subsidiary, The Bryn Mawr Trust Company (the "Bank"). Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation will reimburse them for their expenses in doing so.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information known to the Corporation, as of January 30, 1995, with respect to the only persons to the Corporation's knowledge, who may be beneficial owners of more than 5% of the Corporation's Common Stock.

                                              PERCENTAGE OF
                         AMOUNT AND NATURE OF  OUTSTANDING
                         BENEFICIAL OWNERSHIP  CORPORATION
   NAME AND ADDRESS         OF CORPORATION    COMMON STOCK
   OF BENEFICIAL OWNER       COMMON STOCK         OWNED
   -------------------   -------------------- -------------
   Thomas J. Carroll           107,100(1)         9.79%
   Patrickswell
   Post Office Box 488
   Middleburg, VA 22117

- - --------
(1) Seven Thousand (7,000) of the shares reported as beneficially owned by Mr. Carroll are owned 1,000 shares each by his seven (7) children who do not reside in his home. Mr. Carroll disclaims beneficial ownership of such shares.

                          THE CORPORATION'S AND BANK'S
                              BOARDS OF DIRECTORS

  The By-Laws of the Corporation provide that the Corporation's business shall be managed by a Board of Directors of not less than eight and not more than twelve directors. The Corporation's Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board of Directors has fixed the number of directors at twelve, with three members in Class I, three members in Class II, three members in Class III, and three members in Class IV. Under the Corporation's By-Laws, persons elected by the Board of Directors to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders, unless the directors are appointed by the Board after the shareholder record date for that meeting, in which case the person serves as a director until the annual meeting of shareholders following that meeting. The directors in each class serve terms of four years each, unless appointed or elected to fill an unexpired term of office, and until their successors are elected, qualified and take office.

GENERAL INFORMATION ABOUT THE CORPORATION'S AND BANK'S BOARDS OF DIRECTORS

  The Corporation's Board of Directors meets at least quarterly and during 1994 the Corporation's Board of Directors held thirteen meetings. The Bank's Board of Directors was scheduled to meet at least monthly and during 1994 held twelve meetings.

INFORMATION ABOUT COMMITTEES OF THE CORPORATION'S BOARD OF DIRECTORS

  The Committees of the Corporation's Board of Directors are the Executive, Audit, Compensation, Nominating, Insurance and Pension Committees.

  The Executive Committee, comprised of Sherman R. Reed, 3rd (Chairman), Darrell J. Bell, Richard B. Cuff, Thomas J. Farrell, Jr., Phyllis M. Shea and Robert L. Stevens, meets when called together to discuss and act upon matters which require action prior to the next meeting of the Corporation's Board of Directors and exercises the authority and powers of the Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. During 1994 the Executive Committee did not hold any meetings.

  The Audit Committee, comprised of Peter H. Havens (Chairman), Darrell J. Bell, Sherman R. Reed, 3rd and Thomas A. Williams, meets at least once a year to make or cause to be made a complete examination of the books, papers and affairs of the Corporation and its subsidiaries and to consider such other matters as may be required by law. The Audit Committee employs independent certified public accountants as it deems necessary to make such examination. During 1994 the Audit Committee held one meeting.

  The Compensation Committee, comprised of Richard B. Cuff (Chairman), Thomas
J. Farrell, Jr., Phyllis M. Shea and B. Loyall Taylor, Jr. meets to discuss compensation matters, including determining the numbers of stock options to be distributed pursuant to the Corporation's Stock Option and Stock Appreciation Rights Plan. During 1994 the Compensation Committee held two meetings.

  The Nominating Committee, comprised of Thomas J. Farrell, Jr. (Chairman), Warren W. Deakins, Peter H. Havens, Robert L. Stevens and B. Loyall Taylor, Jr. meets, when necessary, to consider and nominate candidates to serve as directors of the Corporation. During 1994 the Nominating Committee held one meeting. The Committee will consider director nominees recommended by the shareholders. In submitting a recommendation shareholders should send to the Secretary of the Corporation biographical information about the candidate, together with a statement of the candidate's qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflicts of interest or directorships with other companies that would disqualify the candidate from serving as a director, the candidate's name will be presented to the Nominating Committee for consideration.

  The Insurance Committee, comprised of Eleanor Carson Donato (Chairman), Thomas J. Farrell, Jr., B. Loyall Taylor, Jr. and Samuel C. Wasson, Jr. meets to review and discuss insurance coverages. During 1994 the Insurance Committee held two meetings.

  The Pension Committee, comprised of Phyllis M. Shea (Chairman), Warren W. Deakins, Eleanor Carson Donato, Thomas J. Farrell, Jr., Robert L. Stevens, B. Loyall Taylor, Jr. and Thomas A. Williams meets to discuss the administration by the Bank of the Corporation's pension plan. During 1994 the Pension Committee held two meetings.

MEETINGS OF CORPORATION'S BOARD AND ITS COMMITTEES

  The total number of meetings of the Corporation's Board of Directors which were held in 1994 was thirteen meetings. All of the incumbent directors, who were directors during 1994 (i) attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors, and
(ii) all directors attended at least seventy-five percent (75%) of the total number of meetings held by all committees of the Board on which the director served, except B. Loyall Taylor, Jr. who during 1994 was unable to attend one Compensation Committee meeting and one Insurance Committee meeting.

INFORMATION ABOUT COMMITTEES OF THE BANK'S BOARD OF DIRECTORS

  The Committees of the Bank's Board of Directors are the Executive, Audit, Trust and Compensation Committees.

  The Executive Committee, comprised of Sherman R. Reed, 3rd (Chairman), Richard B. Cuff, Eleanor Carson Donato, Phyllis M. Shea and Robert L. Stevens, meets to review loans and to exercise the authority and powers of the Bank's Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. The Committee meets twice each month. The Committee held twenty-three meetings during 1994.

  The Audit Committee, comprised of Peter H. Havens (Chairman), Darrell J. Bell, Sherman R. Reed, 3rd and Thomas A. Williams, meets at least twice a year to make or cause to be made a complete examination of the books, papers, and affairs of the Bank, and to consider such other matters as may be required by law. The Audit Committee employs independent certified public accountants as it deems necessary to make such examination. The Committee held three meetings during 1994.

  The Trust Committee, comprised of Phyllis M. Shea (Chairman), Warren W. Deakins, Eleanor Carson Donato, Thomas J. Farrell Jr., Robert L. Stevens, B. Loyall Taylor, Jr. and Thomas A. Williams, meets monthly and has general supervision over the Trust Department and over that Department's investments. The Committee held twelve meetings during 1994.

  The Compensation Committee, comprised of Richard B. Cuff (Chairman), Thomas
J. Farrell, Jr., Phyllis M. Shea and B. Loyall Talyor, Jr. meets to discuss compensation matters and to approve salaries for officers and bonuses for the chief executive officer, the other officers named in the Summary Compensation Table and certain non-officer employees, subject to ratification by the Board of Directors. The Committee held two meetings in 1994.

MEETINGS OF BANK'S BOARD AND ITS COMMITTEES

  The total number of meetings of the Bank's Board of Directors which were held in 1994 was twelve. All incumbent directors, who were directors during 1994 (i) attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors, and (ii) attended at least seventy-five percent (75%) of the total number of meetings held by all committees of the Board on which the director served.

BOARDS OF DIRECTORS COMPENSATION

  During 1994, each non-officer director was paid an annual retainer of $6,000, payable $1,500 each calendar quarter. In addition each non-officer director was paid a fee of $750 for attendance at each Board meeting and $250 for attending any Board committee meeting. A separate attendance fee is not paid for attending a Corporation Board meeting held on a Bank Board meeting day.

      BIOGRAPHICAL INFORMATION ABOUT CORPORATION'S DIRECTORS--INFORMATION
         ABOUT SECURITY HOLDINGS OF CORPORATION'S DIRECTORS AND OF THE
           CORPORATION'S DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

  The following table sets forth certain biographical information and information regarding beneficial ownership of shares of Corporation's Common Stock as of March 3, 1995, for each of the Corporation's directors, for the executive officers as a group and for all directors and executive officers as a group. Other than as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

                                                                       AMOUNT AND
                                                                       NATURE OF
                                                                       BENEFICIAL   PERCENTAGE
                                                                       OWNERSHIP   OF OUTSTAND-
                                                                         AS OF    ING CORPORATION
           NAME, PRINCIPAL OCCUPATION AND         AGE AS OF   DIRECTOR  MARCH 3,   COMMON STOCK
     BUSINESS EXPERIENCE FOR PAST FIVE YEARS    MARCH 3, 1995 SINCE(1) 1995(2)(3)      OWNED
     ----------------------------------------   ------------- -------- ---------- ---------------
              NOMINEES FOR DIRECTORS
                      Class I
 The terms of the following directors will
  expire in 1995 and if elected to a new term
  will expire in 1999:
 1.  Sherman R. Reed, 3rd                             66        1973     13,562        1.24%
     Builder and Developer,
     President, Sher-Ree, Inc.
 2.  Phyllis M. Shea                                  62        1980      2,190         .20%
     Attorney-at-Law, Shea
     and Shea
 3.  Thomas A. Williams                               59        1992+       600         .05%
     Vice President,
      Secretary/Treasurer,
      E.F. Houghton & Co., a
      specialty chemical
      company, since 1991;
      previously Executive
      Vice President, Cyprus
      Mineral Company 1989-
      1990 and President and
      Chief Executive
      Officer, Cyprus Foote
      Mineral Company 1987 to
      1989
               CONTINUING DIRECTORS
                     Class II
 The terms of the following directors expire
  in 1996:
 1.  Peter H. Havens                                  40        1986        300         .03%
     Manager, Kewanee
      Enterprises,
      investments(4)
 2.  Robert L. Stevens                                57        1974     36,423*       3.33%
     President and Chief
      Executive Officer of
      the Corporation since
      its formation in 1986,
      President and Chief
      Executive Officer of
      the Bank since January,
      1980 and prior to that,
      its Executive Vice
      President since 1968
 3.  B. Loyall Taylor, Jr.                            48        1986        200         .02%
     President, Taylor Gifts,
      Inc., mail order
      catalog sales

- - --------
+Mr. Williams, who previously served as a director of the Bank from 1984 to 1990 and as a director of the Corporation from 1986 to 1990, was appointed by the Board of Directors in February 1992 to fill an unexpired term of a Class I director. Mr. Williams was nominated and elected to serve a full term as a Class I director of the Corporation at the 1992 annual meeting of the Corporation's shareholders.

* Includes 23,760 shares which Mr. Stevens has the right to acquire and 7,240 shares which Mr. Wasson has the right to acquire through exercise of stock options granted under the Corporation's Stock Option and Stock Appreciation Rights Plan and 7,269 shares held by Mr. Stevens and 1,425 shares held by Mr. Wasson based on their interests in the Corporation's Thrift and Savings Plan.

                                                                       AMOUNT AND
                                                                       NATURE OF
                                                                       BENEFICIAL   PERCENTAGE
                                                                       OWNERSHIP   OF OUTSTAND-
                                                                         AS OF    ING CORPORATION
          NAME, PRINCIPAL OCCUPATION AND          AGE AS OF   DIRECTOR  MARCH 3,   COMMON STOCK
     BUSINESS EXPERIENCE FOR PAST FIVE YEARS    MARCH 3, 1995 SINCE(1) 1995(2)(3)      OWNED
     ----------------------------------------   ------------- -------- ---------- ---------------
               CONTINUING DIRECTORS
                     Class III
 The terms of the following directors expire in 1997:
 1.    Warren W. Deakins                               56        1990      1,000         .09%
       Self-employed insurance
        sales since January
        1993, President and
        Chief Executive
        Officer, Fidelity
        Mutual Group, a life
        insurance company, from
        September 1989 until
        January 1993 and, prior
        thereto, President and
        Chief Operating Officer
        from October, 1984

 2.    Eleanor Carson Donato                    67        1986        300         .03%
       President and Owner of
        C.N. Agnew, Realtor,
        Inc., real estate
        brokerage, 1975 to
        present

 3.    Samuel C. Wasson, Jr.                    56        1982      9,565*        .87%
       Secretary of the Bank
        and Corporation since
        January of 1992; Vice
        President of the
        Corporation since its
        formation in 1986 until
        January 1992; Executive
        Vice President of the
        Bank since November
        1993 and Treasurer from
        1980 until November
        1993; prior to that, a
        Vice President of the
        Bank since 1969

               CONTINUING DIRECTORS
                     Class IV

 The terms of the following directors expire
  in 1998:
 1.     Darrell J. Bell                         55        1990        600         .05%
        Consultant to Main Line
         Health, Inc. since
         November 1994, Senior
         Vice President Main
         Line Health, Inc. from
         October 1993 until
         November 1994 President
         and Chief Executive
         Officer, from June,
         1987 until October 1,
         1993, The Bryn Mawr
         Hospital, and prior
         thereto, from April,
         1977, Executive Vice
         President and Chief
         Operating Officer of
         the Hospital
 2.     Richard B. Cuff                         63        1983      4,088         .37%
        President, Cuffco, Inc.,
         Cobb & Lawless Service
         Co., Inc. and Main Line
         Appliances & Custom
         Kitchens LTD.,
         electrical contracting,
         service and retail
         sales
 3.     Thomas J. Farrell, Jr.                  48        1990        300         .03%
        Managing Partner, since
         1984, of Renvyle Realty
         Company, a real estate
         investment company
        Executive officers as a
         group (10 persons)                                        59,454        5.44%
        All directors and
         executive officers as a
         group (20 persons)                                        82,594        7.55%

Footnote Information Concerning Directors

(1) Reference to service on the Boards of Directors refers to the Bank only prior to 1986 and to the Bank and Corporation since 1986.
(2) The number of shares "beneficially owned" in each case includes 100 shares which each director must own to qualify as a director of the Corporation, and also includes, when applicable, shares owned beneficially, directly or indirectly, by the spouse or minor children of the director, and shares owned by any other relatives of the director residing with the director. None of the directors holds title to any shares of the Corporation of record which such director does not own beneficially.
(3) The Corporation does not know of any person having or sharing voting power and/or investment power with respect to more than 5% of the Corporation's Common Stock other than Thomas J. Carroll. (See "Security Ownership of Certain Beneficial Owners").
(4) Mr. Havens also serves as a director of Presidio Oil Company of Denver, Colorado and Nobel Education Dynamics, Inc. formerly known as Rocking Horse Child Care Centers of America, Inc. of Cherry Hill, New Jersey.

  None of the directors is a party to any contract, arrangement or understanding with respect to any of the Corporation's Common Stock, other than in connection with (i) the Corporation's Stock Option and Stock Appreciation Rights Plan, and (ii) the Corporation's Non-Employee Directors Stock Option Plan, to be considered by the shareholders at this Annual Meeting.

                  CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the current executive officers of the Corporation and Bank as of March 3, 1995:

                                                                                  CORPORATION
                                                                                     STOCK
NAME, PRINCIPAL OCCUPATION    AGE AS OF                                           BENEFICIALLY
 AND BUSINESS EXPERIENCE    MARCH 3, 1995 OFFICE WITH THE CORPORATION AND/OR BANK    OWNED
     FOR PAST 5 YEARS       ------------- --------------------------------------- ------------
Robert L. Stevens.......          57      President and Chief Executive Officer      36,423*
                                             and Director of Corporation and
                                             Bank
Samuel C. Wasson, Jr....          56      Secretary and Director of Corporation       9,565*
                                             and Executive Vice President--
                                             Loans, Secretary and Director of
                                             Bank
Robert J. Ricciardi.....          46      Vice President of Corporation and           4,578*+
                                             Executive Vice President of Bank--
                                             Community Banking
Joseph W. Rebl..........          50      Treasurer of Corporation and Treasurer      4,270*
                                             and Senior Vice President of Bank--
                                             Finance
Paul M. Kistler, Jr.(1).          58      Senior Vice President of Bank--Human          769*
                                             Resources, Facilities and Marketing
Thomas M. Petro(2)......          36      Senior Vice President of Bank--               926*
                                             Operations
Richard I. Sichel(3)....          49      Senior Vice President of Bank--Trust          278*
Joseph G. Keefer(4).....          36      Senior Vice President of Bank--               345*
                                             Commercial and Real Estate Lending
Donald B. Krieble(5)....          51      Senior Vice President of Bank--             2,300*
                                             Consumer Credit Services
Leo M. Stenson..........          44      Vice President and Auditor of Bank              0

- - --------
Footnote Information Concerning Executive Officers
* Includes exercisable stock options and/or the interests of the executive officers held in the Corporation's Thrift and Savings Plan stated in terms of the Corporation's shares.
+ Includes interests of the executive officer held in the Corporation's
  Executive Deferred Bonus Plan stated in terms of the Corporation's shares.

- - --------
(1) Mr. Kistler was retained by the Bank as a human resources consultant in November 1992 and was appointed Senior Vice President--Human Resources and Facilities in January 1993 and in April of 1993 assumed responsibility for the Bank's marketing function. Formerly Mr. Kistler was employed by Philadelphia National Bank in various capacities including Secretary of the Board of Directors; CoreStates Financial Corporation as Manager, CoreSearch; and as a consultant.
(2) Mr. Petro was appointed a Vice President of the Bank in January 1992 and Senior Vice President--Operations in November of 1993. Mr. Petro was the President of Profit Research Consulting, Inc., a wholly owned subsidiary of the Corporation, from its formation in June 1990 until it ceased operations in December 1992. Formerly Mr. Petro was Assistant Vice President and Manager of Management Science Associates, Inc. since September 1986.
(3) Mr. Sichel was employed by the Bank as a Group Vice President in the Trust Department in September 1992 and in November 1993 was appointed Senior Vice President in charge of the Trust Department. Prior to joining the Bank, Mr. Sichel was a Financial Consultant with Merrill Lynch from 1991 and from 1984 until 1991 he was Director of Investment Research for Trust Investments with First Pennsylvania Bank, N.A. (now merged into CoreStates Bank, N.A.).
(4) Mr. Keefer was employed by the Bank as Vice President of Commercial Loans in March 1991 and appointed Senior Vice President Commercial and Real Estate Lending in June of 1994. Formerly, Mr. Keefer was employed by First Pennsylvania Bank N.A. (now merged into CoreStates Bank, N.A.) since 1980 in various lending capacities including Divisional Vice President.
(5) Mr. Krieble was employed by the Bank as Vice President of Consumer Credit Services in August 1992 and appointed Senior Vice President in June of 1994. Formerly Mr. Krieble was a Senior Vice President--consumer loan administration with Meridian Bank since 1968.

                             EXECUTIVE COMPENSATION

      GENERAL DISCLOSURE CONSIDERATIONS CONCERNING EXECUTIVE COMPENSATION

  The Corporation believes that its shareholders should be provided clear and concise information about the compensation of the Bank's executives and the reasons the Bank's Board of Directors /(1)/ made decisions concerning executive compensation, consistent with the Securities and Exchange Commission's (the "Commission") proxy statement disclosure rules regarding disclosure of executive compensation.

  The format and content of the information set forth below is intended to enable the Corporation's shareholders to understand the rationale and criteria for the Corporation's and Bank's executive compensation program and the compensation paid to the named executives and its other executives and key employees.

  The Corporation welcomes shareholder comment on whether the objective--to provide information to the Corporation's shareholders that is useful and clearly stated--has been met. Please send any comments or suggestions for further improvements in disclosure to Samuel C. Wasson, Jr., Secretary at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

EXECUTIVE COMPENSATION
  The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Robert L. Stevens, the President and Chief Executive Officer of the Bank, and (ii) the Bank's four (4) most highly compensated executive officers, other than Mr. Stevens, who were serving as executive officers of the Bank at December 31, 1994 (Mr. Stevens and such officers, the "Named Executive Officers") as well as an executive officer whose employment was terminated in December of 1994.

  The following information reflects bonus compensation earned by the Named Executive Officers during 1994 and paid to them in January 1995, except as may otherwise be indicated. Any compensation awarded to, earned by, or paid to the Named Executive Officers during 1995 will be reported in the proxy statement for the Corporation's 1996 Annual Meeting of Shareholders, unless such compensation has been previously reported.
- - --------
/(1)/The Corporation's executives are not compensated for their services to the Corporation rather, because the Bank is the principal subsidiary of the Corporation, they are compensated as officers of the Bank.

                           SUMMARY COMPENSATION TABLE

  The disclosure regarding the compensation of the Bank's executives includes the following table that sets forth the compensation paid to the listed Executive Officers during the last three fiscal years./(2)/

                            ANNUAL COMPENSATION (1)
                            -----------------------
                                                      STOCK
         NAME AND                                   OPTIONS /    ALL OTHER
    PRINCIPAL POSITION      YEAR  SALARY  BONUS (2)   SARS    COMPENSATION (3)
    ------------------      ---- -------- --------- --------- ----------------
                                   ($)       ($)       (#)          ($)
Robert L. Stevens.......... 1994 $203,442  $30,000   20,000        $6,000
President and Chief Execu-
 tive Officer               1993  188,229   37,000    7,300         5,550
                            1992  183,270        0        0         5,348
Robert T. Pollak (4)....... 1994  126,777        0    1,100         2,700
Senior Vice President--     1993   92,750   12,000        0         2,700
 Sales
                            1992   96,419        0        0         2,807
Samuel C. Wasson, Jr....... 1994  107,293   18,000    5,000         3,150
Executive Vice President--
 Loans and Secretary        1993  102,551   20,000    2,100         3,007
                            1992  101,834        0        0         2,978
Richard I. Sichel.......... 1994  108,562   15,000    2,000         3,150
Senior Vice President--     1993  102,636    6,630        0             0
 Trust
                            1992   29,097        0        0             0
Robert J. Ricciardi........ 1994   98,048   18,000    4,000         2,850
Executive Vice President--  1993   90,458   20,000    1,900         2,635
 Community Banking
                            1992   83,335        0        0         2,512
Joseph W. Rebl............. 1994   96,212   14,000    2,500         2,820
Senior Vice President--Fi-  1993   96,150   18,000    1,900         2,820
 nance and
 Treasurer                  1992   90,578        0        0         1,197

- - --------

(1) A Table for Long-Term Compensation, including an Other Annual Compensation column is not included because no compensation of this nature is paid by the Corporation or the Bank and the restricted stock awards and long term incentive payouts columns are not included in the Compensation Table since these benefits are not made available by the Corporation or the Bank.

(2) During 1992, no bonuses were awarded to any Bank employees, including the Named Executive Officers. Based on improved Bank earnings for 1993 and 1994, bonuses were awarded to the Named Executive Officers in January, 1994 and January, 1995.

(3) The Corporation maintains the Bryn Mawr Bank Corporation Thrift and Savings Plan which was amended and restated to comply with Section 401(k) of the U.S. Internal Revenue Code, effective January 1, 1985. The amended Thrift Plan allows employees of each participating employer to contribute, on a pre-tax basis, up to 16% of their annual compensation, as defined in the Plan, but not to exceed $9,240 in 1995 and is included in All Other Compensation. Quarterly, each participating employer matches the employees' contribution dollar for dollar to a maximum of 3% of the employee's annual compensation as defined in the Plan document.

(4) Included in Mr. Pollak's 1994 salary was an incentive payment, related to growth in deposits, amounting to $33,674. As a part of the elimination of the Bank's sales department, Mr. Pollak's employment was terminated in December 1994.
- - --------
/(2)/The Commission's compensation disclosure rules require the use, where applicable, of a series of tables to describe various types of compensation paid to the specified executive officers. The use of a specific table or column in a table is not required by the Commission's rules if no compensation paid or awarded to the named executives requires the use of the specific table or column. Only the tables or columns required to be used by the Commission's rules, because of the compensation paid to the specified executive officers, have been used in this Proxy Statement.

CHANGE OF CONTROL AGREEMENTS

  In 1991, at the recommendation of the Corporation's Compensation Committee, the Corporation's Board of Directors approved Executive Severance Change-of-Control Agreements (the "Agreements") with the following officers: Messrs. Stevens, Wasson, Rebl, and Ricciardi. The Agreements were unanimously approved by the outside members of the Board of Directors.

  The Board of Directors believes that the Agreements assure fair treatment of the covered officers since benefits provided are comparable to termination benefits afforded by other companies to secure and retain key officers. Furthermore, by assuring the officers some financial security, the Agreements protect the shareholders by tending to neutralize any bias of these officers in considering proposals to acquire the Corporation. The Board believes that these advantages outweigh the disadvantage of the potential cost of the benefits.

  The Agreements, which are between the Bank and each of the covered officers, provide for a lump sum severance benefit if such officers' employment is terminated under certain circumstances within two years following a "change of control" (as defined in the Agreements) of the Corporation. Such circumstances include termination of employment other than for "cause" (as defined in the Agreements) or the resignation of such officer following a significant reduction in the nature or scope of his/her authority, duties or responsibilities, removal from their position as an officer of the Corporation or Bank, reduction in base salary of the officer in effect immediately prior to the change of control, revocation or reduction of benefits payable to the officer under the Corporation's or Bank's benefit plans, without obtaining the officer's written consent thereto, transfer of the officer to a location outside the greater Philadelphia area or the general area of the officer's principal residence, immediately prior to the change of control, or the officer being required to undertake business travel substantially greater than his/her business travel immediately prior to the change of control.

  The amount of severance benefit to be paid would be an amount in cash equal to (a) the greater of two weeks of the officer's base salary for each full or partial year employed by the Bank, or (b) in the case of Mr. Stevens, two times the sum and in the case of the other officers the sum of, (i) the officer's salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever is higher, and (ii) the higher of (x) the bonus earned by the officer under the Bank's annual bonus plan in respect of the fiscal year ended immediately prior to his/her termination of employment, or (y) the average of the bonuses earned by the officer under the Bank's annual bonus plan in the three fiscal years immediately prior to such termination of employment, plus (c) an amount equal to the excess, if any, of the aggregate fair market value of the Corporation's Common Stock, that is, the closing price of the Corporation's Common Stock on the last business day the Common Stock was traded immediately preceding the termination date (the "Termination Date") of the officer's employment, subject to outstanding and unexercised stock options, whether vested or unvested, granted to the officer under the Corporation's Stock Option and Stock Appreciation Rights Plan, over the aggregate exercise price of all such stock options, (d) to the extent not heretofore paid, the officer's salary through the date of termination and the officer's salary in lieu of any unused vacation, (e) an amount equal to all awards earned by the officer in respect of completed plan periods prior to the Termination Date for the Corporation's Thrift and Savings Plan and the Bank's annual bonus plan, and payment in respect of such plans for the uncompleted fiscal year during which termination of employment occurs, (f) the cost to continue or cause to be continued until 24 whole months for Mr. Stevens and 12 whole months for the other officers after the Termination Date, on the cost-sharing basis in effect immediately prior to the change of control, the medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished by the Bank to the officers immediately prior to the change of control, provided, however, that the obligation of the Bank to provide such benefits shall cease at such time as the officer is employed on a full-time basis by a party not owned or controlled by the officer, that provides the officer, substantially the same benefits on substantially the same cost-sharing basis as that between the Bank and the officer in effect immediately prior to the change of control, (g) for both vesting and benefit calculation purposes, credit with 2 additional, "years of credited service", (as defined in the Corporation's Pension Plan), for Mr. Stevens and 1 additional year for the other officers under the Corporation's Pension Plan and Supplemental Employee Retirement Plan, in addition to the years of credited service that would have otherwise been calculated by reference solely to the Termination Date, and (h) the cost of reasonable career counseling services for the officer. To the extent necessary to provide the covered officers with the additional years of credited service obtainable under the Agreements the Corporation has agreed to amend its Supplemental Employee Retirement Plan or create such supplemental retirement plans as are necessary.

  The Agreements terminate in 1997 but are automatically extended for additional one year periods unless the Bank provides written notice to cancel. The terms of outstanding Agreements cannot end prior to the expiration of two years after the occurrence of a Change of Control regardless of any notice by the Bank to cancel.

  In addition to the severance benefits outlined above, each covered officer would be entitled to receive all other compensation and benefits payable generally in the event of termination of employment. The aggregate amount of all such compensation and benefits is subject to a limitation designed to allow the Bank and Corporation to deduct, for federal income tax purposes, any payments made pursuant to the Agreements.

  The amount of severance salary benefits each of the officers would be entitled to, pursuant to the Agreement if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows: Messers. Stevens $480,000, Wasson $133,000, Rebl $108,000, and Ricciardi $113,000.

  The Corporation may terminate each officer's employment, without liability, under the respective Agreements for cause as defined therein.

STOCK OPTION TABLES

                              OPTION GRANTS TABLE

  The following table sets forth, with respect to grants of stock options made during 1994 to each of the Named Executive Officers: (i) the name of the executive officer (column (a)); (ii) the number of options granted (column
(b)); (iii) the percent the grant represents of the total options granted to all employees during 1994 (column (c)); (iv) the per share option price of the options granted (column (d)); (v) the expiration date of the options (column
(e)); (vi) the value of the options at grant date (column (f)) and (vii) the potential realizable value of each grant assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) five percent (5%) per annum (column (g)) and (B) ten percent (10%) per annum (column (h)).

                             OPTION GRANTS IN 1994

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                        ANNUAL RATES OF STOCK
                                                                         PRICE APPRECIATION
                           INDIVIDUAL GRANTS                             FOR OPTION TERM(2)
                           -----------------                            ---------------------
          (A)              (B)         (C)           (D)        (E)     (F)   (G)      (H)
                                   % OF TOTAL
                         OPTIONS OPTIONS GRANTED EXERCISE OR
                         GRANTED  TO EMPLOYEES   BASE PRICE  EXPIRATION
          NAME           (#)(1)    IN 1994 (1)     ($/SH)       DATE    ($) 5% ($)   10% ($)
          ----           ------- --------------- ----------- ---------- --- ------- ---------
Robert L. Stevens....... 20,000         37%        $31.75    7/14/2004  0.0 399,400 1,012,000
Samuel C. Wasson, Jr. ..  5,000          9%        $32.00    8/18/2004  0.0 100,600   255,000
Richard I. Sichel.......  2,000          4%        $32.00    8/18/2004  0.0  40,240   102,000
Robert J. Ricciardi.....  4,000          7%        $32.00    8/18/2004  0.0  80,480   204,000
Joseph W. Rebl..........  2,500          5%        $32.00    8/18/2004  0.0  50,300   127,500

- - --------
(1) The options reported above were granted to Mr. Stevens on July 14, 1994 and to all the other Named Executive Offices on August 18, 1994 and are exercisable 20% each year commencing one year from the date of grant and until expiration.
(2) The dollar amounts in this table are the result of calculations at stock price appreciation rates specified by the Commission and are not intended to forecast actual future appreciation rates of the Corporation's stock price.

          AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

  The following table sets forth, with respect to each exercise of stock options during 1994 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis: (i) the name of the executive officer (column (a)); (ii) the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of unexercised options held at December 31, 1994, separately identifying the exercisable and unexercisable options (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options held at December 31, 1994, separately identifying the exercisable and unexercisable options (column (e)). As of December 31, 1994, there were no stock appreciation rights outstanding.

    AGGREGATED OPTION EXERCISES IN 1994 AND DECEMBER 31, 1994 OPTION VALUES

          (A)                  (B)           (C)           (D)             (E)
                                                        NUMBER OF      UNEXERCISED
                                                       UNEXERCISED    IN-THE-MONEY
                                                       OPTIONS AT      OPTIONS AT
                                                      12/31/94 (#)  12/31/94 ($)/(1)/
                         SHARES ACQUIRED    VALUE     EXERCISABLE/    EXERCISABLE/
          NAME           ON EXERCISE (#) REALIZED ($) UNEXERCISABLE   UNEXERCISABLE
          ----           --------------- ------------ ------------- -----------------
Robert L. Stevens.......       --            --       23,760/24,240   130,223/1,590
Robert T. Pollak........       --            --          220/880           83/330
Samuel C. Wasson, Jr....       --            --        7,240/6,040     38,428/390
Richard I. Sichel.......       --            --           --/2,000         --/--
Robert J. Ricciardi.....       --            --        1,820/4,880      4,883/330
Joseph W. Rebl..........       --            --        4,170/3,380     10,545/330

- - --------
/(1)/Based upon $31.75 per share market value at December 31, 1994.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

  In 1993 the Corporation's Board of Directors adopted and in 1994 the Corporation's shareholders approved a restated Bryn Mawr Bank Corporation 1986 Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Corporation's Board of Director's Compensation Committee (the "Committee"), composed of four non-management directors, who are ineligible to receive grants under the Plan, is authorized to grant stock options ("Option(s)") and stock appreciation rights ("SAR(s)") to key officers (hereinafter called "officer(s)") of the Bank selected by the Committee. Up to 98,440 shares of the Corporation's Common Stock may be issued under the Plan, subject to adjustment for stock dividends, stock splits and other similar corporate transactions.

  An Option gives the officer the right to purchase a certain number of shares of the Corporation's Common Stock for a specified price during a specified period. Options may be either incentive stock options ("ISOs") or nonqualified stock options, each of which, as described below, results in different federal income tax consequences to the officer and the Corporation. An officer may receive the value of an SAR in cash, shares of the Corporation's Common Stock, or a combination of both, as determined by the Committee. The "value" of an SAR is equal to the excess of the market price of each share of the Corporation's Common Stock on the date of exercise over the market price on the date of grant subject to the limitation that the value of the SAR may not exceed 200% of the market price on the date of grant. SARs may be granted only in conjunction with a nonqualified stock option as determined by the Committee.

  Options and SARs may not be exercised before one year from the date of grant and may not be exercised more than three months after employment terminates for any reason other than death, disability or retirement of the officer in which case the officer or the officer's successor in interest, as provided in the relevant option agreement, shall have the right to exercise the Option within twelve months of the date of termination of the employment with respect to any nonqualified stock option or SAR and within twelve months of the date of death or disability with respect to an ISO, unless the Committee provides otherwise at the time of grant. Options and SARs may not have a term of more than ten years, and may not have an exercise price less than the fair market value of the Corporation's Common Stock on the date of grant.

  If the Committee approves, an officer may pay the exercise price of an Option in shares of the Corporation's Common Stock, which have been held by the officer for at least one year, having an aggregate fair market value (at the date of exercise) equal to the exercise price, or in any combination of cash and Corporation's Common Stock. Officers, who have Options should consult their tax advisers for the federal, state and local tax consequences in their specific circumstances.

  During 1994, of the 42,000 nonqualified stock options granted to the Bank's officers, Messrs. Stevens, Wasson, Rebl, Ricciardi, and Sichel were granted options to purchase 20,000, 5,000, 2,500, 4,000 and 2,000 shares of the Corporation's Common Stock, respectively. The option price for all of the nonqualified stock options granted during 1994 was $31.75 per share for Mr. Stevens and $32.00 per share for the Other Named Executive Officers and as of March 3, 1995, these nonqualified stock options had not become exercisable under the terms of the Plan. No ISO's or SAR's have been granted under the Stock Option Plan.

EXECUTIVE DEFERRED BONUS PLAN

  In 1989, the Corporation established the Deferred Bonus Plan (the "Plan"), which permits executives of the Bank annually to defer all or a portion of any bonus (the "Deferred Compensation") which the executives may be awarded. The executives who are eligible to participate in the Plan are selected annually by the Board of Directors of the Bank. The Plan is an unfunded non-qualified plan and the Plan funds are held in a trust administered by the Bank's Trust Department. Under the Plan the participating executives may elect to invest the Deferred Compensation in a collective investment money market fund, income common trust fund or diversified common trust fund, an international equity fund or in the Corporation's common stock. Participants may elect to defer the receipt of the Deferred Compensation until (i) January of the following year or
(ii) retirement or separation from employment. In certain very limited circumstances involving a hardship, as defined in the Plan, participants may request withdrawal of his/her Deferred Compensation. The right to receive future payments under the Plan is an unsecured claim against the general assets of the Corporation. Payments of Deferred Compensation may be made only in cash or Corporation stock as provided in the Plan.

PENSION PLAN

  In December 1989, the Corporation assumed sponsorship of the Bank's non-contributory pension plan (the "Pension Plan") and amended the Pension Plan to cover the eligible employees of the Corporation and the Bank, (the "Employer"). Currently only Bank employees are eligible for benefits under the Plan. Employees of the Bank (collectively called the "participants") become eligible to participate in the Pension Plan on January 1st following their attainment of 20 1/2 years of age and performance of six (6) months of service during which 500 hours of service are credited, as those terms are defined in the Pension Plan. Benefits under the Pension Plan are paid from a trust for which the Bank is Trustee. The payments are made monthly under various options provided for in the Pension Plan, selected by the participants. For funding purposes it is the Corporation's policy to fund amounts necessary to maintain the actuarial soundness of the Pension Plan. The Pension Plan is fully funded and therefore, based on ERISA funding requirements, no contribution was needed or allowed in 1994. The net periodic pension cost is computed on the basis of accepted actuarial methods which include the current year service cost and prior years costs, which are amortized over a 4 year period. The Bank's net periodic pension cost for 1992, 1993 and 1994 was $18,146, ($106,048) and ($45,080),
respectively, decreasing the unfunded accrued pension expense for accounting purposes to $76,424 as of December 31, 1994.

  The Corporation's actuaries indicate that the amount of the contribution, payment or accrual with respect to a participant is not and cannot readily be separately or individually calculated under the actuarial cost method used in determining aggregate contribution requirements for the Corporation's Pension Plan. Covered compensation is the basic rate of salary paid to a participant including bonus and overtime.

  Set forth below is a table of annual pension benefits based on the rates of salary in various years of service categories for participants retiring at age 65 in 1994.

                             PENSION BENEFIT TABLE

                                   YEARS OF SERVICE
                ------------------------------------------------------------
FINAL AVERAGE
   SALARY         15        20        25        30         35         40
- - -------------     --        --        --        --         --         --
  $ 20,000      $ 3,900   $ 5,200   $ 6,500   $ 7,800   $  9,100   $ 10,400
    40,000        9,000    12,000    15,000    18,000     21,000     23,600
    60,000       14,400    19,200    24,000    28,800     33,600     37,500
    80,000       19,800    26,400    33,000    39,600     46,200     51,400
   100,000       25,200    33,600    42,000    50,400     58,800     65,300
   120,000       30,600    40,800    51,000    61,200     71,400     79,200
   140,000       36,000    48,000    60,000    72,000     84,000     93,100
   160,000       39,669    52,915    66,162    79,408     92,654    102,673
   180,000       44,515    59,492    74,469    89,446    104,423    115,788
   200,000       49,362    66,069    82,777    99,485    116,192    118,800*

- - --------
* Maximum benefit permitted by Internal Revenue Code, as amended.

  Differences in the pension benefit table exist because the Pension Plan is integrated with Social Security benefits, and participants with less income receive a greater portion of their retirement benefits from Social Security. The goal of the Pension Plan is to provide long-term participants with annual benefits from both the Pension Plan and Social Security approximating 60% of their highest average five year annual compensation.

  Benefits paid by the Plan are based on the participants highest average consecutive five year annual compensation in the ten years prior to participant's retirement. The estimated benefits for the executive officers named in the Summary Compensation Table were based on each officer's 1994 compensation and do not take into consideration any future increases in compensation and are straight life annuity amounts which would be actuarially reduced for a 100% joint and survivor annuity to the officer and the officer's spouse.

  For the Named Executive Officers in the Summary Compensation Table, the estimated annual benefits upon normal retirement at age 65 under the Pension Plan are as follows: Robert L. Stevens, $118,800, Samuel C. Wasson, Jr., $75,733, Robert J. Ricciardi, $67,734, Joseph W. Rebl, $48,396 and Richard I. Sichel, $29,824. Messrs. Stevens, Wasson, Ricciardi, Rebl and Sichel, have 35, 29, 19, 13 and 1, credited years of service, respectively, under the Pension Plan.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

  Current Federal law places certain limitations on the amount of retirement income that can be paid pursuant to a pension plan qualified under the Internal Revenue Code, such as the Corporation's Pension Plan. As of December 31, 1994, Mr. Stevens is the only executive officer participating in the Pension Plan who, based on service to date, would be affected by such limitations. The Corporation has adopted the Bryn Mawr Bank Corporation Supplemental Employee Retirement Plan, an unfunded supplemental plan which is designed to provide those amounts which would be payable as pension benefits, except for such limitations under the Internal Revenue Code, which will be paid by the Corporation out of operating funds.

BRYN MAWR BANK CORPORATION THRIFT AND SAVINGS PLAN

  In December of 1989, the Corporation assumed sponsorship of the Bank's Thrift and Savings Plan and amended the plan to cover eligible employees of the Corporation and the Bank, (the "Employer"). An employee of the Corporation or the Bank, (collectively called the "participants") becomes eligible to participate in the Bryn Mawr Bank Corporation Thrift and Savings Plan (the "Thrift Plan") on January 1st following his/her attainment of 20 1/2 years of age and performance of six (6) months of service during which

500 hours of service are credited as those terms are defined in the Thrift Plan. Participants may elect to have what would otherwise be his/her compensation reduced and cause the amount of such reduction to be contributed, on his/her behalf, to the Thrift Plan's related trust in an amount from 1% to 16% of his/her compensation. The Employer makes a dollar for dollar matching contribution, up to 3% of each participant's compensation. All participants may elect to contribute after-tax dollars to the Thrift Plan's related trust in an amount from 1% to 10% of his/her compensation but the Employer will not match such contributions. In any Thrift Plan year the Employer may make contributions to the participants' discretionary accounts in the Thrift Plan of such portions of its net profits as the Employer's Board of Directors may determine, subject to certain limitations in the Thrift Plan.

  The Thrift Plan permits a participant to cause the participant's account balance to be invested in one or more of five different investment funds, including an investment in the Corporation's Common Stock. As of December 31, 1994, the Thrift Plan's related trust held 22,073 shares of Corporation's Common Stock for the benefit of 59 participants. Each such participant or beneficiary owns an undivided interest in the whole of the Corporation's Common Stock Fund of the Thrift Plan. Under the terms of the Thrift Plan and its related trust agreement, the trustee possesses the power and authority to vote the Corporation's Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Some of the directors and executive officers of the Bank and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of its business during 1994. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Bank management, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features.

                                     (ART)

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Bank's Board of Directors (the "Bank Compensation Committee") is composed entirely of independent outside directors (see Information About Committees of the Bank's Board of Directors). The Bank Compensation Committee is responsible for setting and administering the Bank's compensation policies, including those which govern salary and the bonus program applicable to the Bank's executive officers including the Named Executive Officers.

  The Compensation Committee of the Corporation's Board of Directors (the "Corporation Compensation Committee") is composed entirely of independent outside directors (see Information About Committees of the Corporation's Board of Directors). The Corporation's Compensation Committee is responsible for setting and administering the policies which govern the grant to key Bank personnel of options to purchase the Corporation's stock including the Named Executive Officers.

EXECUTIVE COMPENSATION POLICY PRINCIPLES

  The Bank's compensation policy is designed to (i) retain and attract highly qualified key executives essential to the long-term success of the Bank and Corporation; (ii) reward such executives for consistent successful management of the Bank and enhancement of shareholder value; and (iii) create a performance-oriented environment that rewards performance not only with respect to the Bank's goals but also the Bank's performance in relation to comparable industry performance levels.

  The Bank's Compensation Committee annually considers the Bank's economic performance in terms of its asset diversification and quality, expense levels, net income, capital accumulation and retention, return on equity and other relevant criteria used in the financial services industry and seeks to relate those considerations to the Bank's performance and each executive's performance of his duties.

  The Bank's executive compensation program, established by the Bank Compensation Committee, is based on the belief that each executive officer's compensation should bear a relationship to the business success of the Bank and Corporation, the value of the Corporation's stock and any significant accomplishments by that executive officer.

                   ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

  The Bank's total compensation program for its executive officers currently consists of base salary, a fringe benefit package, and an opportunity, depending on the Bank's annual earnings and other economic criteria, to obtain a cash bonus and options to purchase Corporation stock at the market price or a premium above the market price determined by the Corporation's Compensation Committee when such options are awarded.

SALARY COMPENSATION AND FRINGE BENEFITS

  The salary compensation is highly competitive with other community banks in the Delaware Valley and is combined with a fringe benefit package available to the executive officers and other employees designed to retain and attract experienced and highly professional banking personnel. Each officer's salary is reviewed annually based on that person's level of management responsibility at the Bank and performance of duties.

BONUS AWARDS

  The Bank's officers, including the named Executive Officers, have an opportunity to be awarded a cash bonus based in large measure on the economic performance of the Bank on an annual basis and each individual officers accomplishment of his designated responsibilities and goals. Bonuses paid to the Named Executive Officers, which were determined on the basis of the Bank's earnings performance in 1994 and paid in January of 1995, reflected the Bank's continued earnings improvement. The Bank Compensation

Committee particularly noted that such earnings improvement was accomplished in a rising interest rate environment which caused a significant decrease in income generated by the mortgage origination and sales activity which was more than replaced by increased earnings from the banking and trust activities.

STOCK OPTIONS

  On the basis of the Bank's economic performance, the Named Executive Officers and other key officers have historically been awarded options to purchase Corporation stock. From time to time, the Corporation Compensation Committee consults with an independent professional compensation consultant to help determine appropriate stock option awards to its key officers. Stock option awards also reflect the Corporation Compensation Committee's evaluation of each individual's attainment of operational and strategic goals and contributions to a sustained increase in the Corporation's value.

  In 1994, the Corporation's shareholders approved an amendment to the Corporation's Stock Option and Stock Appreciation Rights Plan (the "Plan") to authorize the issuance of an additional 54,430 options to purchase the Corporation's Common Stock. The Plan is an integral part of the executive compensation program. The Plan is designed to encourage and create ownership and retention of the Corporation's stock by the key officers but not result in significant dilution. To facilitate this objective, pursuant to the Plan, when the Bank's income and other economic criteria merit, stock options are awarded by the Corporation's Compensation Committee to the Named Executive Officers and other key officers to reward them for their achievements on behalf of the Bank and encourage them to increase their ownership of Corporation stock. Such stock options have a ten (10) year term, are exercisable at the market price of the Corporation's stock, and in certain instances a premium above that price, when they are issued and vest commencing one year or more after the date the options are issued.

                   EXECUTIVE COMPENSATION DECISIONS FOR 1994

  The Bank Compensation Committee evaluated the Bank's business performance for 1994 and determined, based on such performance and the criteria outlined above, that salary increases and bonuses were merited by the Named Executive Officers.

  Based on the Corporation's 1994 business performance, the Corporation Compensation Committee determined that stock options should be granted to the Named Executive Officers and other key officers. The option awards made by the Corporation Compensation Committee were consistent with the compensation strategy and policy referred to in this report.

FACTORS AND CRITERIA ON WHICH PRESIDENT'S COMPENSATION WAS BASED IN 1994

  The Bank Compensation Committee meets annually, without the President, Mr. Stevens, being present, to evaluate his performance and review his compensation package. The Bank Compensation Committee reports on that evaluation to the independent directors of the Board.

  Mr. Stevens is eligible to participate in all executive compensation programs available to all other executives.

  As indicated in the foregoing discussion concerning the principles upon which the Bank's compensation policy is based, the Bank's economic performance and the performance by Mr. Stevens of his duties as President are the essential elements upon which 1994 compensation was based. Also considered by the Bank Compensation Committee was the continuing improvement over the last three (3) years in the Bank's fundamental economic strength.

  In establishing Mr. Stevens' 1994 annual compensation, including any stock options awarded to him, the primary economic performance criteria which the Bank Compensation Committee considered are the Bank's annual earnings, the additional capital accumulated by the Bank and the adequacy of the Bank's regulatory capital ratios, as well as any increase in value of the Corporation's stock and the dividends paid on the Corporation's stock. The Committee also considered that the Bank (i) was successfully managed and operated in a rising interest rate environment which resulted in a significant reduction in the Bank's mortgage loan origination and sales income; (ii) further reduced its problem real estate loans and non-performing assets while continuing to retain a large loan loss reserve in relationship to its problem loans; and (iii) continued successful management of the Bank's overhead expense and staff.

  In summary, the Bank has significantly improved its economic performance during 1994 and the two (2) prior years. In addition, in 1993, the Corporation commenced dividend payments on its stock which have been increased in 1994 and again in 1995.

  In accordance with the criteria described above, the Bank Compensation Committee determined that, based on the Bank's earnings performance and its other accomplishments in 1994, Mr. Stevens earned an increase in salary and a bonus.

  In July of 1994, Mr. Stevens was awarded stock options to purchase 20,000 shares by the Corporation Compensation Committee. The options granted were based on, among other things, the Committee's evaluation of the Corporation's performance during 1993 and part of 1994, historical information regarding previous option grants/1/, the Committee's perception of Mr. Stevens' expected future contributions to the Corporation's achievement of its long-term performance goals and the Committee's ongoing goal to reward demonstrated leadership qualities.

THE COMPENSATION COMMITTEES

  The Bank's and Corporation's Compensation Committees are composed of the same members consisting of Richard B. Cuff, Thomas J. Farrell, Jr., Phyllis M. Shea and B. Loyall Taylor, Jr. who each endorsed this report.

                                          Respectfully submitted:

                                          Richard B. Cuff, Chairman
                                          Thomas J. Farrell, Jr.
                                          Phyllis M. Shea
                                          B. Loyall Taylor, Jr.

- - --------
/1/In 1993, the Committee also awarded Mr. Stevens 7,300 options to purchase
   Corporation stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

                           (ITEM 1 ON THE PROXY CARD)

NOMINEES FOR DIRECTORS

  The following directors have been nominated by the Corporation's Board of Directors for election as directors to serve as follows:

    Class I (term to expire in 1999):

    Sherman R. Reed, 3rd
    Phyllis M. Shea
    Thomas A. Williams

and until their successors are elected and take office.

  If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board of Directors knows of no reason why the nominees will be unavailable or unable to serve as directors.

                               ----------------

  The affirmative vote of the holders of at least a majority of the Corporation's shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of the nominees for directors. Proxies solicited by the Board of Directors will be voted for nominees listed above, unless the shareholders specify a contrary choice in their proxies.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

                                  PROPOSAL 2

 TO CONSIDER AND ACT ON A PROPOSAL TO ADOPT A BRYN MAWR BANK CORPORATION NON-
                     EMPLOYEE DIRECTORS STOCK OPTION PLAN

BACKGROUND

  The Board of Directors of the Corporation is recommending for shareholder approval the adoption of a Corporation Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan") which provides for the grant of certain stock options to directors of the Corporation who are not employees of the Corporation or any affiliate of the Corporation (the "Outside Directors"). Under the Directors Stock Option Plan, a maximum of 20,000 shares of Corporation Common Stock will be available for the grant of options to the Outside Directors. The options for the Common Stock are to be granted in consideration for the services provided to the Corporation by the Outside Directors.

  Acting on the recommendation of the Compensation Committee of the Corporation's Board of Directors, on January 19, 1995, the Board of Directors approved the BRYN MAWR BANK CORPORATION'S NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN subject to adoption by the Corporation's shareholders. The Board of Directors directed that the Directors Stock Option Plan be submitted to the shareholders of the Corporation for their approval at the 1995 Annual Meeting to be held on April 18, 1995.

OUTSIDE DIRECTORS INTEREST

  Because the Outside Directors are eligible to receive awards under the Directors Stock Option Plan, each of them has a personal interest in approval of this proposal. As of January 31, 1995, there were ten (10) Outside Directors on the Board of Directors, each of whom will participate in the Directors Stock Option Plan.

SUMMARY OF THE PLAN

  The following is a summary of the Directors Stock Option Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached to the Proxy Statement as APPENDIX A.

ADMINISTRATION OF DIRECTORS STOCK OPTION PLAN

  The Plan is administered by the Corporation's Compensation Committee, which is composed of four (4) or more directors who are eligible to receive Stock Options under the Directors Stock Option Plan. Subject to the terms of the Directors Stock Option Plan, and to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Committee may adopt, amend, or rescind Rules and Regulations, and make other determinations for carrying out the Directors Stock Option Plan that the Committee deems necessary or appropriate. The Board of Directors has reserved the power to review and approve the Committee's determinations.

PURPOSE

  The stated purpose of the Directors Stock Option Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to retain and attract the services of experienced and knowledgeable Outside Directors and by encouraging such Outside Directors to acquire an increased proprietary interest in the Corporation.

ELIGIBILITY

  Persons eligible to receive Stock Options are the current Outside Directors and any other individual elected or appointed to the Board of Directors as an Outside Director at or before the Corporation's 1998 Annual Meeting.

STOCK OPTIONS

  The Directors Stock Option Plan will become effective as of the date it is approved by the Corporation's shareholders. The shares of stock that may be issued under the Directors Stock Option Plan will not exceed in the aggregate Twenty Thousand (20,000) shares of the Corporation's Common Stock, par value $1.00 per share (the "Shares"). The Shares utilized by the Directors Stock Option Plan may be authorized and unissued capital stock of the Corporation or Shares issued and subsequently reacquired by the Corporation as treasury stock. The number of Shares subject to the Directors Stock Option Plan shall be adjusted for stock splits, stock dividends, or any other change in the capital structure of the Corporation.

  Under the Directors Stock Option Plan, non-employee directors will be granted, for four (4) years commencing in 1995, an annual option to purchase Five Hundred (500) Shares (the "Stock Option"). Outside Directors, who have been elected or appointed to the Board at or before the Corporation's 1998 Annual Meeting, may participate in the Directors Stock Option Plan.

PRICE OF OPTIONS--EXERCISE PERIOD

  The purchase price of the Shares under the Directors Stock Option Plan will be the "fair market value" of the stock which will be the last sale price for a Share of stock on the third business day following the date of the Corporation's Annual Meeting. Each Stock Option may be exercised within ten
(10) years from the date of the grant.

  If the Outside Director ceases to be a member of the Board of Directors, he or she will not be entitled to receive any Stock Options under the Directors Stock Option Plan after he or she ceases to be a member of the Board of Directors. If the Outside Director ceases to be a director due to (i) a reason other than retirement, total and permanent disability, death or for cause, all vested Stock Options must be exercised within ninety (90) days after such Outside Director ceases to serve as an Outside Director; (ii) retirement, total or permanent disability or death, all vested Stock Options must be exercised within one (1) year thereof. If an Outside Director's services are terminated by the Board of Directors for cause, the vested and non-vested options are immediately terminated and are null and void.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

  The Stock Option is considered a "Non-Qualified Option" under the Internal Revenue Code of 1986, as amended. An Outside Director who receives a Stock Option will not recognize taxable income for federal purposes upon the grant of the Stock Option. However, upon the exercise of a Stock Option, the Outside Director will recognize taxable income for federal tax purposes in an amount equal to the excess of the fair market value of the Shares on the date that the option is exercised over the purchase price paid for the Shares. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by each Outside Director. The foregoing discussion is intended as only a summary of the federal tax consequences. The federal income tax consequences to an Outside Director and the Corporation may vary from those describe above, depending upon the particular facts and circumstances.

EFFECTIVE DATE OF PLAN

  The Directors Stock Option Plan shall be effective as of the date it is approved by the Corporation's shareholders. If the Directors Stock Option Plan is approved by the shareholders, it shall continue in effect until terminated by action of the Board of Directors or the Corporation's shareholders but such termination shall not affect the terms of any of the outstanding Stock Options.

                               ----------------

  The resolution being voted upon is as follows:

    RESOLVED, that the shareholders of the Corporation approve, adopt and ratify the establishing of the BRYN MAWR BANK CORPORATION'S NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

  The approval of the Corporation's Directors Stock Option Plan requires the affirmative vote of at least a majority of the Shares of Common Stock present in person or by proxy and entitled to vote at the meeting. Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify a contrary choice in the proxies.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CORPORATION'S NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

                                   PROPOSAL 3

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           (ITEM 3 ON THE PROXY CARD)

  The firm of Coopers & Lybrand L.L.P. has been appointed by the Board of Directors to serve as the Corporation's independent certified public accountants for the fiscal year beginning January 1, 1995. The Board of Directors of the Corporation is requesting shareholder approval of the appointment. A partner in the firm will be present at the meeting to answer questions and will have the opportunity to make a statement, if he so desires. The firm is presently serving the Corporation and the Bank, as their independent certified public accountants. Management recommends approval of this appointment. If the appointment is not approved by a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting, the appointment of the independent certified public accountants will be reconsidered by the Board of Directors.

  The resolution being voted on is as follows:

  RESOLVED, that the shareholders of the Corporation ratify and confirm the appointment of Coopers & Lybrand L.L.P. as the Corporation's independent certified public accountants for the year 1995.

                               ----------------

  The ratification of the selection of the independent certified public accountants requires the affirmation by vote of at least a majority of the outstanding shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for the foregoing resolution, unless shareholders specify a contrary choice in their proxies.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION RATIFYING THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1995.

                                 OTHER BUSINESS

  Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the meeting, the proxies will vote in accordance with their best judgment.

                         SHAREHOLDER PROPOSALS FOR 1996

  The Corporation's Annual Meeting of Shareholders will be held on or about April 16, 1996. Any shareholder desiring to submit a proposal to the Corporation for inclusion in the proxy and proxy statement relating to that meeting must submit such proposal or proposals in writing to the Corporation before November 15, 1995.

                             ADDITIONAL INFORMATION

  A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1994, containing, among other things, financial statements examined by its independent certified public accountants was mailed with this Proxy Statement on or about March 10, 1995 to the shareholders of record as of the close of business on March 3, 1995.

  Upon written request of any shareholder, a copy of the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 1994, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission may be obtained, without charge, from the Corporation's Secretary, Samuel C. Wasson, Jr., 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

                                          By Order of the Board of Directors
                                           of
                                          Bryn Mawr Bank Corporation

                               [SIGNATURE OF SAMUEL C. WASSON, JR. APPEARS HERE]

                                          Samuel C. Wasson, Jr.
                                           Secretary

                                                                      APPENDIX A

                           BRYN MAWR BANK CORPORATION

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. PURPOSE

  The purpose of the Bryn Mawr Bank Corporation Non-Employee Directors Stock Option Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to retain and attract the services of experienced and knowledgeable non-employee directors and by encouraging such directors to acquire an increased proprietary interest in the Corporation.

2. DEFINITIONS

  For purposes of the Plan, the following terms shall have the meanings indicated:

  2.1 "Agreement" means the Stock Option Agreement required to be executed and delivered by each Eligible Director and the Corporation pursuant to subsection
7.1 hereof.

  2.2 "Board of Directors" means the Board of Directors of the Corporation.

  2.3 "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that results in a material loss to the Corporation, or violation of a judicial or regulatory order or agreement.

  2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.5 "Committee" means the Compensation Committee of the Board of Directors or, if none has been appointed, all members of the Board of Directors who are not then employed by the Corporation.

  2.6 "Corporation" means Bryn Mawr Bank Corporation.

  2.7 "Director" means and shall include a Director of the Corporation.

  2.8 "Disability" means, as applied to an optionee, total and permanent disability as defined in the Code.

  2.9 "Eligible Director" means a Director of the Corporation who is not otherwise an employee of the Corporation.

  2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  2.11 "Fair Market Value" means the last sale price for a share of the Corporation's common stock as reported by the National Association of Securities Dealers Automated Quotation System/National Market System on the third business day following the Annual Meeting of the Corporation's Shareholders as provided in subsections 7.2 and 7.3, or if no sales are reported for that day, for the last preceding day on which a sale was reported.

  2.12 "Guidelines" means the general guidelines for interpreting and administering the Plan adopted from time to time by the Committee.

  2.13 "Non-Qualified Stock Option" means a stock option granted under the Plan which is not intended to satisfy the requirements of Section 422, Incentive Stock Options, of the Code or such successor provision as may be in effect from time to time.

  2.14 "Plan" means this Non-Employee Directors Stock Option Plan.

  2.15 "QDRO" means a qualified domestic relations order as defined in the Code or Title I of the Employment Retirement Income Security Act or the rules promulgated thereunder.

  2.16 "Retirement" means the retirement of a Director from service as a Director of the Corporation on normal, early, postponed or disability retirement, as provided for at the time of such retirement under the applicable retirement program or policy then maintained by the Board of Directors.

  2.17 "Section 16" means Section 16 of the Exchange Act.

  2.18 "Shares" mean the Corporation's common stock $1.00 par value.

  2.19 Whenever used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as males.

  2.20 The captions of the numbered sections and subsections contained in the Plan are for convenience only and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

3. SHARES SUBJECT TO THE PLAN

  Subject to adjustment as provided in Section 8, the total Shares for which options may be granted under the Plan shall be Twenty Thousand (20,000). The Shares shall be currently authorized but unissued or currently held or subsequently acquired by the Corporation as treasury shares, including Shares purchased in the open market or in private transactions. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Shares, subject to but not delivered under such option, are available for the grant of other options under the Plan. No Shares delivered to the Corporation in full or partial payment of an option purchase price payable pursuant to subsection 7.7 shall become available for the grant of other options under the Plan.

4. ADMINISTRATION OF THE PLAN

  The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend Guidelines for administering the Plan as the Committee deems desirable.

5. PARTICIPATION IN THE PLAN

  Each Eligible Director shall be eligible to participate in the Plan.

6. NON-QUALIFIED STOCK OPTIONS

  Each option granted under the Plan shall be a Non-Qualified Stock Option not intended to qualify under Section 422 of the Code.

7. OPTION TERMS

  Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

  7.1 Option Agreements

  Each option granted under the Plan shall be evidenced by an Agreement duly executed and delivered on behalf of the Corporation and by the Eligible Director to whom such option is granted and dated as of the applicable date of grant of such option. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. An Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

  7.2 Options To Be Granted and Grant Dates

  An option to purchase Five Hundred (500) Shares shall be automatically granted, at the Fair Market Value of the Shares, to each Eligible Director on the third business day following the 1995 Annual Meeting of the Corporation's shareholders and on the third business day following each of the Corporation's Annual Shareholders Meetings for three (3) consecutive years thereafter.

  7.3 Option Exercise Price

  The option exercise price per share for an option awarded under the Plan shall be 100% of the Fair Market Value of the underlying Shares on the day the option is granted as provided in subsection 7.2.

  7.4 Term of Options

  Each option shall expire ten (10) years from its date of grant, but shall be subject to earlier termination as follows:

    (a) In the event an optionee shall cease to serve as a Director for reasons other than retirement or Disability, death or for Cause each then vested option may only be exercised within ninety (90) days after such optionee shall cease to serve as a Director or within the option period, whichever is earlier.

    (b) In the event of the termination of an optionee's service as a Director by reason of retirement or Disability, the then-outstanding options of such optionee shall expire one (1) year after the date of such termination or on the stated option expiration date, whichever is earlier.

    (c) In the event of the death of an optionee while the optionee is a Director, the then-outstanding options of such optionee shall expire one
  (1) year after the date of death of such optionee or on the stated grant expiration date, whichever is earlier. Exercise of a deceased optionee's options that are still exercisable shall be by the estate of such optionee or by a person or persons whom the optionee has designated in a writing filed with the Corporation, or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

    (d) In the event of termination for Cause of an optionee's service as a Director, such Director's unexercised options to purchase Shares shall be null and void immediately upon termination of the Director's service and may not be exercised.

  7.5 Vesting; Exercisability

  Each option shall, upon issuance to each Eligible Director, become exercisable as provided by the terms of the Agreement, subject to forfeiture as provided in subsection 7.4(d) by each Outside Director whose service is terminated for Cause.

  7.6 Time and Manner of Option Exercise

  Any vested and exercisable option is exercisable in whole or in part at any time, or from time to time, during the option period by giving written notice to the Corporation, signed by the person exercising the option addressed to the Treasurer of the Corporation, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full of the option exercise price for the number of Shares to be purchased. The earliest date that both such notice and payment are received by the Treasurer of the Corporation shall be the date of exercise of the stock option as to such number of Shares. No option may at any time be exercised with respect to a fractional share.

  7.7 Payment of Exercise Price

  Payment of the option exercise price may be in cash or by bank-certified, cashier's, or personal check or payment may be in whole or part by transfer to the Corporation of Shares having a Fair Market Value equal to the option exercise price at the time of such exercise. If, in the latter case, the Fair Market Value of the number of whole Shares is less than the total exercise price of the options, the shortfall must be made up in cash, bank-certified, cashier's, or personal check.

  7.8 Transferability

  The right of any optionee to exercise an option granted under the Plan shall, during the lifetime of such optionee, be exercisable only by such optionee or, if then permitted by Rule 16b-3 promulgated under Section 16 or pursuant to a QDRO and shall not otherwise be assignable or transferable by such optionee other than by will or the laws of descent and distribution or, if then permitted by Section 16 or a QDRO.

  7.9 Limitation of Rights

    7.9.1 Limitation as to Shares. Neither an optionee nor an optionee's successor or successors in interest shall have any rights as a shareholder of the Corporation with respect to any Shares subject to an option granted to such person until the proper exercise of the option.

    7.9.2 Limitation as to Directorship. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

  7.10 Effect of Change in Control.

  In the event of a Change in Control, as hereinafter defined, all options which may be granted to an Eligible Director under the Plan shall vest immediately and be exercisable. A "Change in Control" shall be deemed to have occurred if (i) any "person", within the meaning of Section 14(d) of the Exchange Act, other than the Corporation, or any employee benefit plan(s) sponsored by the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of fifty percent (50%) or more of the Common Stock, or (ii) the Corporation consolidates or merges with any person and shall not be the continuing or surviving corporation of such consolidation or merger and immediately after such consolidation or merger the shareholders of the Corporation immediately before such consolidation or merger own less than fifty percent (50%) of the voting power of the continuing or surviving corporation.

  7.11 Regulatory Approval and Compliance

    7.11.1 The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law or Guidelines deemed applicable by the Committee.

    7.11.2 Any reference contained in the Plan to a particular section or provision of law, rule or regulation including, but not limited to the Code and the Exchange Act, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to
  Section 16, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of the Plan fails to so comply, the provision shall be deemed null and void, to the extent permitted by applicable law and subject to the provisions of Section 12.

  7.12 Withholding of Taxes

  The Corporation may require, as a condition to any grant of options under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Shares pursuant to the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including, without limitation, Board of Directors retainer fees and committee and meeting fees) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Shares under the Plan, or to retain or sell, without notice, a sufficient number of the Shares to be issued to such grantee to cover any such taxes, provided that the Corporation shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of
Section 16.

8. ADJUSTMENT UPON CHANGES IN STOCK

  The number and class of Shares subject to each outstanding option, and the exercise price per share specified in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a split-up or consolidation of Shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation.

9. EXPENSES OF THE PLAN

  All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

10. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall be effective immediately following approval by the Corporation's shareholders and, if approved by the Corporation's shareholders, shall be considered to be dated April 18, 1995. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's shareholders, but such termination shall not affect the terms of any then outstanding options.

11. CHOICE OF LAW

  The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the Commonwealth of Pennsylvania.

12. AMENDMENT AND TERMINATION OF PLAN AND MISCELLANEOUS MATTERS

  The Board of Directors, without further approval by the Corporation's shareholders, may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16, no amendment shall be made more than once every six months that would change the amount, price or timing of options granted under the Plan, other than to comport with changes in the Code, or the rules and regulations promulgated thereunder; provided, further, that if required to qualify the Plan under the Exchange Act, particularly under Rule 16b-3 issued pursuant to the Exchange Act, no amendment that would do any of the following shall be made without the approval of the Corporation's shareholders:

    (a) Materially increase the number of Shares that may be issued under the Plan;

    (b) Materially modify the requirements as to eligibility for participation in the Plan; or

    (c) Otherwise materially increase the benefits accruing to participants under the Plan.

  Subject to the foregoing requirements, the Board of Directors is authorized to make amendments to the Plan, as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws.

               [LOGO OF BRYN MAWR BANK CORPORATION APPEARS HERE]

                  ANNUAL SHAREHOLDERS MEETING APRIL 18, 1995

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

   The undersigned shareholder of Bryn Mawr Bank Corporation (the "Corporation") hereby appoints Thomas M. Petro, Joseph W. Rebl and Robert J. Ricciardi as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote all the shares of stock of the Corporation held of record by the undersigned on March 3, 1995, at the Corporation's Annual Meeting of Shareholders to be held at 2:00 P.M. on April 18, 1995, at the American College, 270 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania, and at any adjournment or postponement thereof.

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

             PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD
              USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE.

                                    (OVER)

- - --------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

Special Invitation to all Shareholders...

We invite you to think of us as more than just a good investment! We'd be delighted to have the opportunity to handle your personal and business financial needs.

The Bryn Mawr Trust Company has been providing personal and business financial services for more than 106 years. We combine investment management and administrative expertise with a level of personal service that you may have thought no longer exists.

Now is an excellent time for you to consider being a part of an exciting new venture for the Bank, our new Family Office service, providing investment, tax and administrative services to families.

For more information concerning Family Office or any of the services listed on the other side of this card, please call 1-800-220-BMTC. Let Bryn Mawr Trust work with you to satisfy all of your financial needs.


                                                     Sincerely,

                                                     /s/ Robert L. Stevens

                                                     Robert L. Stevens

This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted for Proposals 1, 2 and 3 and upon such other matters as may properly come before the meeting in accordance with the best judgement of the Proxies.


1. ELECTION OF DIRECTORS:                Instruction: To withhold authority to
   To vote for the election of all the   vote for any individual nominee, strike
   nominees listed to the right.         a line through the nominee's name in
                                         the list below.
      FOR         Withhold               The nominees for the Board of Directors
                  Authority              for a four year term expiring at the
                                         Annual Meeting in 1999 are:
                                         Sherman R. Reed, 3rd
                                         Phyllis M. Shea
                                         Thomas A. Williams

2. ADOPTION OF DIRECTORS STOCK OPTION PLAN
   To consider and act on a proposal
   to adopt a Bryn Mawr Bank Corporation
   Non-Employee Directors Stock Option Plan

      FOR     AGAINST     ABSTAIN

3. CONFIRMATION OF AUDITORS
   To ratify the appointment of Coopers & Lybrand L.L.P.
   as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 1995.

      FOR     AGAINST     ABSTAIN


                       Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney in-fact, executor, administrator, trustee or guardian, please give full title as such.
                       If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person.

                       -----------------------------------------------------
                                             Signature

                       -----------------------------------------------------
                                     Signature if held jointly

                       Dated: ________________________________________, 1995


"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                             FOLD AND DETACH HERE



Personal Services
- - --------------------------------------------------------------------------------
    . Complete Banking, Lending, Home Mortgage, and Safe Deposit Services

    . Financial Planning

    . Investment Management

    . Tax Planning and Preparation

    . Living Trusts and Custody Accounts


Business Services
- - --------------------------------------------------------------------------------
    . Checking, Savings, and Investment Services

    . Commercial and Construction Loans

    . Lines of Credit & Letters of Credit

    . Employee Benefit Plans

    . Custom designed Cash Management programs to control collection and disbursement of funds, and to ensure that funds are put to optimal use.